Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

APACHE REPORTS NET INCOME OF $1 BILLION, $2.54 EARNINGS PER DILUTED SHARE, AND

$2.8 BILLION OF CASH FLOW FOR SECOND-QUARTER 2013

•	Achieved 42 percent year-over-year growth in North America onshore liquids

•	Announced agreement to sell Gulf of Mexico shelf assets for $3.75 billion

•	Increased drilling activities in the Permian and Anadarko basins

HOUSTON, Aug. 1, 2013 – Apache Corporation (NYSE, Nasdaq: APA), today announced second-quarter 2013 earnings of $1 billion or $2.54 per diluted common share and adjusted earnings,* which exclude certain items that impact the comparability of results, of $801 million or $2.01 per share. For the same period in the prior year, Apache reported earnings of $337 million or $0.86 per diluted common share and adjusted earnings of $821 million or $2.07 per share. Net cash provided by operating activities came to approximately $2.8 billion, with cash from operations before changes in operating assets and liabilities* totaling $2.6 billion, up from $2.4 billion in the year-ago period.

“We have increased our drilling activities in Texas and Oklahoma to boost production and accelerate cash flow from our crude oil and liquids-rich assets. With our acquisitions in the Permian and Anadarko basins over the last three years, we added to an already formidable, legacy footprint in both of these areas. This gives us an outstanding platform to continue growth in these regions,” said G. Steven Farris, chairman and chief executive officer at Apache. “We currently operate 45 rigs in our Permian Region, where second-quarter production was up 18 percent from a year ago, averaging 123,000 barrels of oil equivalent (Boe) per day. In our Central Region, we have ramped up to 35 rigs, and production was up 65 percent from a year ago, averaging 91,000 Boe per day.”

Production and operating highlights

Highlights from the three-month period ending June 30, 2013, and more recent drilling include:

•	North American onshore liquids production increased to 175,000 barrels per day, up 42 percent

APACHE REPORTS SECOND QUARTER 2013 RESULTS — ADD 1

compared with the same period a year ago.

•

In the Permian Basin, production from our Barnhart area has grown substantially, increasing 32 percent from first-quarter 2013 to 4,700 barrels of oil and 13.5 million cubic feet (MMcf) of gas per day. We are currently running six horizontal rigs in the play targeting Upper and Middle Wolfcamp zones.

•

In the Central Region, three Canyon Wash wells drilled last month are testing at a combined rate of more than 4,000 barrels of oil per day from vertical penetrations. The Bivins LIT 115-7 is testing naturally at approximately 885 barrels of oil and 885 thousand cubic feet (Mcf) of natural gas per day. The well is scheduled to be fracture-stimulated later this month. The Bivins LIT 3-3 and the Boys Ranch 116-5 are flowing back after fracture stimulation at 1,467 barrels of oil and 1.3 MMcf of gas and 1,950 barrels of oil and 1.6 MMcf of gas per day, respectively. Over the past two years Apache has built an approximate 100,000 net acreage position in the play.

•

In its international regions, Apache announced today seven new oil and gas discoveries in Egypt, located in four geologic basins and six different concessions. In late July, a third production well came online at the Bacchus development in the North Sea with flow rates of 9,400 barrels of oil per day. Gross production from the Bacchus field, where Apache has a 50 percent working interest, has reached 17,600 barrels of oil per day. A copy of the news releases reporting these results can be accessed at www.apachecorp.com.

Apache’s second-quarter 2013 operations supplement includes drilling, production and other updates for each of its 10 regions. The full document can be accessed here www.apachecorp.com/financialdata.

Oil and gas prices

Apache’s mix of hydrocarbon production during the second-quarter 2013 included approximately 45 percent crude oil and 9 percent natural gas liquids. Due to the premium prices received for crude oil versus natural gas, liquids contributed 81 percent of the company’s revenue during the period.

Worldwide, Apache received an average price of $97.93 per barrel of oil during the second quarter, compared with $97.66 per barrel in the same period of the prior year. Apache received an average price of $3.87

APACHE REPORTS SECOND QUARTER 2013 RESULTS — ADD 2

per Mcf of natural gas, up 10 percent from $3.51 per Mcf in the prior-year period.

Portfolio update

“In addition to Apache’s operating achievements, we also made significant progress in our portfolio rebalancing plans announced in May,” Farris said. “In July, we announced an agreement to sell our Gulf of Mexico Shelf properties to Fieldwood Energy LLC, an affiliate of Riverstone Holdings, for $3.75 billion and Fieldwood’s assumption of all asset retirement obligations for these properties, estimated at a discounted value of $1.5 billion. This remains on target to close at the end of September.

“At the end of this portfolio transitioning process, we expect Apache to have an improved asset mix that will drive more predictable production growth and strong returns, and create additional shareholder value for years to come,” Farris said.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

* Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental financial and operational data and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.

Conference call

Apache will conduct a conference call to discuss its results and review its portfolio at 1 p.m. Central time on Thursday, Aug. 1. The call will be webcast on Apache’s website, www.apachecorp.com. A replay of the webcast will be archived on Apache’s website and available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time on Aug. 1. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 84102019.

-end-

APACHE REPORTS SECOND QUARTER 2013 RESULTS — ADD 3

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. The transaction with Fieldwood is subject to customary closing conditions and may not be completed for the amount expected, in the anticipated time frame, or at all. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-6100	Patrick Cassidy
	(281) 302-2646	John Roper
	(713) 296-7276	Bill Mintz
	(713) 296-6662	Bob Dye

Investor:	(281) 302-2286	Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website: www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
REVENUES AND OTHER:
Oil revenues	$3,196	$3,092	$6,451	$6,604
Gas revenues	769	740	1,504	1,551
NGL revenues	154	124	310	258

Oil and gas production revenues	4,119	3,956	8,265	8,413
Derivative instrument gains (losses), net	247	—	147	—
Other	17	16	47	95

	4,383	3,972	8,459	8,508

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,311	1,194	2,576	2,329
Additional	—	648	65	1,169
Other assets	93	90	198	174
Asset retirement obligation accretion	65	57	130	112
Lease operating expenses	829	704	1,600	1,377
Gathering and transportation	80	72	154	149
Taxes other than income	183	203	425	460
General and administrative	133	132	249	260
Merger, acquisitions & transition	—	16	—	22
Financing costs, net	51	45	104	85

	2,745	3,161	5,501	6,137

INCOME BEFORE INCOME TAXES	1,638	811	2,958	2,371
Current income tax provision	284	460	781	1,185
Deferred income tax provision (benefit)	319	(5)	425	33

NET INCOME	1,035	356	1,752	1,153
Preferred stock dividends	19	19	38	38

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,016	$337	$1,714	$1,115

NET INCOME PER COMMON SHARE:
Basic	$2.59	$0.87	$4.37	$2.88
Diluted	$2.54	$0.86	$4.30	$2.86

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	392	389	392	387
Diluted	408	390	408	403

DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.17	$0.40	$0.34

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$1,413	$1,392	$2,682	$2,186
Canada	89	97	347	295

North America	1,502	1,489	3,029	2,481

Egypt	288	260	550	510
Australia	402	175	627	253
North Sea	253	224	430	420
Argentina	52	73	85	157
New Ventures - International	20	12	25	33

International	1,015	744	1,717	1,373

Worldwide Exploration & Development Costs	$2,517	$2,233	$4,746	$3,854

Gathering, Transmission and Processing Facilities
United States	$32	$32	$50	$44
Canada	26	42	56	86
Egypt	15	20	34	37
Australia	153	77	333	249
Argentina	2	5	4	9

Total Gathering, Transmission and Processing	$228	$176	$477	$425

Capitalized Interest	$90	$85	$183	$151

Capital Expenditures, excluding Acquisitions	$2,835	$2,494	$5,406	$4,430

Acquisitions	$—	$3,302	$310	$3,362

(1)	Accrual basis

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	June 30,	December 31,
	2013	2012
Cash and Cash Equivalents	$184	$160
Other Current Assets	4,574	4,802
Property and Equipment, net	55,821	53,280
Goodwill	1,369	1,289
Other Assets	1,402	1,206

Total Assets	$63,350	$60,737

Short-Term Debt	$478	$990
Other Current Liabilities	4,680	4,546
Long-Term Debt	12,297	11,355
Deferred Credits and Other Noncurrent Liabilities	13,174	12,515
Shareholders’ Equity	32,721	31,331

Total Liabilities and Shareholders’ Equity	$63,350	$60,737

Common shares outstanding at end of period	392	392

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
OIL VOLUME - Barrels per day
Central	21,950	11,985	21,242	9,234
Permian	68,811	58,391	68,358	57,436
GOM Deepwater	8,223	6,237	7,732	6,019
GOM Shelf	47,721	41,610	45,684	44,097
GC Onshore	10,593	9,455	10,287	10,017

United States	157,298	127,678	153,303	126,803
Canada	18,573	15,277	17,878	15,429

North America	175,871	142,955	171,181	142,232

Egypt	88,002	98,922	89,649	99,206
Australia	21,810	30,497	20,911	30,447
North Sea	63,667	65,996	66,051	65,971
Argentina	9,365	9,583	9,331	9,608

International	182,844	204,998	185,942	205,232

Total	358,715	347,953	357,123	347,464

NATURAL GAS VOLUME - Mcf per day
Central	275,507	235,308	276,262	200,585
Permian	190,455	178,068	188,097	179,161
GOM Deepwater	24,957	47,782	28,030	47,389
GOM Shelf	262,318	301,503	258,383	316,822
GC Onshore	107,424	81,752	106,423	86,996

United States	860,661	844,413	857,195	830,953
Canada	520,797	612,064	519,991	624,145

North America	1,381,458	1,456,477	1,377,186	1,455,098

Egypt	357,291	358,985	361,428	367,526
Australia	212,022	211,524	213,202	217,930
North Sea	48,411	64,722	51,704	65,894
Argentina	184,528	224,289	186,383	217,741

International	802,252	859,520	812,717	869,091

Total	2,183,710	2,315,997	2,189,903	2,324,189

NGL VOLUME - Barrels per day
Central	23,021	3,962	21,279	3,738
Permian	22,692	16,405	21,644	14,527
GOM Deepwater	1,162	1,474	1,025	865
GOM Shelf	7,641	5,762	6,824	4,678
GC Onshore	2,502	2,062	2,408	2,183

United States	57,018	29,665	53,180	25,991
Canada	6,686	5,844	6,675	6,078

North America	63,704	35,509	59,855	32,069

North Sea	1,201	1,957	1,346	1,962
Argentina	2,239	3,067	2,529	3,030

International	3,440	5,024	3,875	4,992

Total	67,144	40,533	63,730	37,061

BOE per day
Central	90,888	55,165	88,565	46,403
Permian	123,246	104,475	121,351	101,824
GOM Deepwater	13,545	15,675	13,428	14,782
GOM Shelf	99,082	97,623	95,573	101,579
GC Onshore	30,998	25,142	30,432	26,699

United States	357,759	298,080	349,349	291,287
Canada	112,059	123,131	111,218	125,531

North America	469,818	421,211	460,567	416,818

Egypt	147,551	158,752	149,887	160,460
Australia	57,147	65,751	56,444	66,769
North Sea	72,936	78,741	76,015	78,915
Argentina	42,359	50,031	42,924	48,928

International	319,993	353,275	325,270	355,072

Total	789,811	774,486	785,837	771,890

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
AVERAGE OIL PRICE PER BARREL
Central	$89.18	$88.14	$88.69	$91.88
Permian	92.08	86.71	87.49	92.44
GOM Deepwater	105.54	105.82	107.83	108.23
GOM Shelf	106.95	109.21	109.19	111.76
GC Onshore	106.22	108.40	108.54	111.06
United States (1)	97.14	94.37	95.84	98.20
Canada	87.38	82.35	84.97	87.46
North America (1)	96.11	93.08	94.70	97.03
Egypt (1)	99.36	98.73	105.25	111.18
Australia (1)	100.79	109.46	106.29	116.20
North Sea (1)	102.95	104.16	106.85	108.67
Argentina	77.74	72.69	76.56	77.88
International (1)	99.67	100.86	104.50	109.56
Total (1)	97.93	97.66	99.80	104.43

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.91	$2.73	$3.82	$2.89
Permian	3.86	2.79	3.81	3.26
GOM Deepwater	3.14	2.34	3.28	2.65
GOM Shelf	4.18	2.47	3.87	2.84
GC Onshore	4.27	2.31	3.91	2.57
United States (1)	4.07	3.33	3.92	3.63
Canada (1)	3.52	2.94	3.37	3.18
North America (1)	3.86	3.17	3.71	3.44
Egypt	3.00	3.75	2.97	3.77
Australia	4.70	4.41	4.82	4.29
North Sea	10.86	9.42	10.41	8.68
Argentina	2.79	2.76	2.99	2.87
International	3.87	4.08	3.93	4.05
Total (1)	3.87	3.51	3.79	3.67

AVERAGE NGL PRICE PER BARREL
Central	$21.69	$26.45	$23.90	$31.63
Permian	25.53	34.36	25.61	38.90
GOM Deepwater	31.26	35.73	32.73	36.14
GOM Shelf	27.21	31.02	27.93	35.59
GC Onshore	28.80	38.28	31.14	42.97
United States	24.46	32.99	25.61	37.51
Canada	24.60	32.07	28.35	37.03
North America	24.48	32.84	25.92	37.42
North Sea	70.39	69.23	70.81	76.69
Argentina	20.94	21.09	26.12	23.61
International	38.19	39.84	41.65	44.47
Total	25.18	33.71	26.87	38.37

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•

Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Income Attributable to Common Stock (GAAP)	$1,016	$337	$1,714	$1,115

Adjustments:
Deferred tax adjustments	7	—	46	—
Oil & gas property write-downs, net of tax	—	480	42	870
Merger, acquisitions & transition, net of tax	—	10	—	13
Unrealized foreign currency fluctuation impact on deferred tax expense	(66)	(6)	(70)	1
Commodity derivative mark-to-market, net of tax	(156)	—	(125)	—

Adjusted Earnings (Non-GAAP)	$801	$821	$1,607	$1,999

Net Income per Common Share - Diluted (GAAP)	$2.54	$0.86	$4.30	$2.86

Adjustments:
Deferred tax adjustments	0.01	—	0.11	—
Oil & gas property write-downs, net of tax	—	1.19	0.10	2.16
Merger, acquisitions & transition, net of tax	—	0.03	—	0.03
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.16)	(0.01)	(0.17)	0.01
Commodity derivative mark-to-market, net of tax	(0.38)	—	(0.31)	—

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.01	$2.07	$4.03	$5.06

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$2,759	$2,792	$5,380	$4,799
Changes in operating assets and liabilities	(161)	(414)	(424)	227

Cash from operations before changes in operating assets and liabilities	$2,598	$2,378	$4,956	$5,026